EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The BlackHawk Fund
1802 North Carson Street
Suite 212-3018
Carson City, Nevada 89701

As the Registrant’s independent registered public accounting firm, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated February 24, 2006 relating to the consolidated financial statements of the Registrant (formerly known as “ZannWell, Inc.” and “USA Telcom Internationale.”) as of and for the year ended December 31, 2005.

/s/ Malone & Bailey, PC

                                                                                               MALONE & BAILEY, PC
                                                                                               Houston, Texas
                                                                                               June 7, 2007